January 9, 1997

Securities and Exchange Commission
450th Fifth Street, N.W.
Washington, D.C.  20549-1004

Re:  Additional Solicitation Material for:
     Putnam Health Sciences Trust (File Nos. 33-55979 and 811-7223) Putnam High Yield Trust (File Nos. 2-60492 and 811-2796) Putnam Europe Growth Fund (File Nos. 33-25658 and 811-5693) Putnam International Growth Fund (File Nos. 33-37214 and 811-6190)
     Putnam OTC & Emerging Growth Fund (File Nos. 2-78369 and
     811-3512)
     Putnam Tax-Free High Yield Fund (File Nos. 2-98790 and
     811-4345)
     Putnam Tax-Free Insured Fund (File Nos. 2-98790 and 811-4345) Putnam Voyager Fund (File Nos. 2-29546 and 811-1682)
     Putnam New Opportunities Fund (File Nos. 33-35576 and
     811-6128)
     Putnam Research Fund (File Nos. 33-56339 and 811-7237)

Gentlemen and Mesdames:

For filing via EDGAR under Rule 14a-6(b), please find an additional solicitation letter for the February 6, 1997 Shareholder Meeting for the funds listed above. This material is expected to be used on or about January 9, 1997.

Should you have any questions, please let me know.

Very truly yours,

Gary A. Ashjian
Legal Product Specialist
Putnam Investments, Inc.